                                                                   Exhibit 10.26

                CONTRIBUTION OF TECHNOLOGY AND EXCHANGE AGREEMENT

         This Contribution of Technology and Exchange Agreement (this "AGREEMENT") is made and entered into effective as of December 15, 2000, by and among Dr. Donald L. Morton ("MORTON") and CancerVax Corporation, a Delaware corporation ("CANCERVAX").

                                 R E C I T A L S

         A. Morton and CancerVax are parties to that certain License Agreement (the "LICENSE AGREEMENT"), dated as of July 31, 2000, relating to the license of certain technology to CancerVax by Morton.

         B. CancerVax is a party to that certain Series A Preferred Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") with the investors identified therein (the "INVESTORS").

         C. In order to induce CancerVax to sell its stock pursuant to the Purchase Agreement, and in order to induce the Investors to invest funds in CancerVax pursuant to the Purchase Agreement, Morton has agreed to terminate the License Agreement and Morton has agreed to contribute certain technology to CancerVax in exchange for the consideration described below, all on the terms and conditions set forth herein.

         NOW THEREFORE, the parties hereby agree as follows:

         1. CERTAIN DEFINITIONS. As used herein, the following terms will have the meanings set forth below:

                  1.1 Three Cell Lines. The term "THREE CELL LINES" means the cell lines known as M10vac, M101vac, M24vac and any of their progeny or derivatives, together with all technology, trade secrets and know-how related thereto as well as their use in the development, preparation and commercialization of the Vaccine or any other antigen-based vaccine for the treatment or prevention of cancer.

                  1.2 Vaccine. The term "VACCINE" means the vaccine known as the melanoma cell vaccine that incorporates the Three Cell Lines, which Vaccine, as of the effective date of this Agreement, is being tested in clinical trials for the therapy of malignant melanoma.

                  1.3 Patent Rights. The term "PATENT RIGHTS" means the patents and patent applications listed on Exhibit A attached hereto, together with all continuations, divisionals, continuations-in-part and patents issuing or reissuing thereon, including reexaminations and extensions thereof, together with all foreign counterparts thereof, as well as all income, royalties, damages and payments now or hereafter due or payable with respect thereto, and all causes of action (either in law or in equity) and the right to sue, counterclaim, and recover for past, present and future infringements of the rights assigned or to be assigned under this Agreement and all technology, trade secrets and know-how related thereto including know-how relating to the development, preparation and commercialization of the Vaccine or any other antigen-based vaccine for the treatment or prevention of cancer; excluding only the Three Cell Lines and the Diagnostic Divisionals (as defined in Section 4).

                  1.4 Technology. The term "TECHNOLOGY" means the Three Cell Lines and the Patent Rights.

                  1.5 Derivative. The term "DERIVATIVE" means: (i) any derivative work of the Technology (as defined in Section 101 of the U.S. Copyright Act) owned or controlled by Morton as of the effective date of this Agreement; (ii) all improvements, modifications, alterations, adaptations, enhancements and new versions of the Technology conceived or reduced to practice by Morton as of the effective date of this Agreement (the "TECHNOLOGY DERIVATIVES"); and (iii) all technology, inventions, products or other items owned or controlled by Morton as of the effective date of this Agreement that, directly or indirectly, incorporate, or are derived from, any part of the Technology or any Technology Derivative.

                  1.6 Embodiment. The term "EMBODIMENT" means all materials (including biological and chemical materials), documentation, drafts, papers, designs, schematics, diagrams, models, prototypes, source and object code (in any form or format and for all hardware platforms), computer-stored data, diskettes, manuscripts and other items describing or containing all or any part of the Technology owned or controlled by Morton as of the effective date of this Agreement, any Derivative or any information related thereto or in which all of any part of the Technology, any Derivative or such information is set forth, embodied, recorded or stored.

                  1.7 Diagnostic Embodiment. The term "DIAGNOSTIC EMBODIMENT" means compositions and methods for the diagnosis of disease or detection of antibodies or antigens or for measurements related to such diagnosis or detection.

                  1.8 Additional Assets. The term "ADDITIONAL ASSETS" means any patents or patent applications, together with all continuations, divisionals, continuations-in-parts and patents issuing or reissuing thereon, including reexaminations and extensions thereof, together with all foreign counterparts thereof, to the extent such patents or patent applications cover the use, development, testing, manufacture, production, preparation or commercialization (including, but not limited to, the sale and offer for sale) of the Technology, Derivatives or Embodiments for the treatment or prevention of cancer in humans through the use of products or methodologies that employ an antigen-containing vaccine which Morton or any affiliated entities of Morton own or control as of the effective date of this Agreement or, with respect to any current invention of Morton that is not subject to a pending patent application or patent as of the effective date, which Morton or any affiliated entities of Morton own or control after the effective date of this Agreement and prior to the first anniversary of the effective date of this Agreement.

                  1.9 Assigned Assets. The term "ASSIGNED ASSETS" means the Technology, all Derivatives, all Embodiments and the Additional Assets, collectively.

         2. ASSIGNMENT. For the consideration described in Section 3 Morton hereby forever sells, assigns, transfers, releases and conveys to CancerVax, and its successors and assigns, Morton's entire right, title and interest in and to each and all of the Assigned Assets.

         3.       CONSIDERATION.

                  3.1 For Three Cell Lines. In consideration of the assignment of the Three Cell Lines to CancerVax, CancerVax shall pay to Morton, upon execution hereof, the sum of $550,000 by wire transfer to the account designated by Morton.

                  3.2 For the Remaining Assigned Assets. In consideration of the assignment of the remaining Assigned Assets, including, without limitation, the Patent Rights, CancerVax shall cause 3,673,469 shares of Junior Preferred Stock held by Morton to be exchanged for and converted into 3,673,469 shares of Series A Preferred Stock of CancerVax (the "MORTON A SHARES") upon execution hereof.

         4. DIAGNOSTIC DIVISIONALS. The parties acknowledge that Morton is in the process of removing the claims to Diagnostic Embodiments in Japanese Published Patent Application No. 90/500470 and Canadian Patent Application No. 2,072,620 and will be filing divisionals for such diagnostic claims (the "DIAGNOSTIC DIVISIONALS") in the name of Cancer Diagnostic Labs, Inc. ("CDL") as assignee. CancerVax shall cooperate with Morton and CDL in creating and filing the Diagnostic Divisionals. CancerVax will not file, or otherwise prosecute or cause to be prosecuted, any new patent claims directed to Diagnostic Embodiments for any of the Patent Rights or Additional Assets.

         5. TERMINATION OF LICENSE AGREEMENT. The License Agreement is hereby terminated effective upon execution hereof and shall be of no further force or effect.

         6. RESEARCH LICENSE. Morton retains a nonexclusive, royalty-free license, without the right to sublicense, to use the Assigned Assets for research, clinical and other noncommercial purposes only, including the right to produce Vaccine for such purposes, solely at a nonprofit U.S. research or educational institution with which Morton has his principal affiliation and which institution has specifically agreed to the provisions of this Section 6 ("Employing Institution"). The foregoing license shall be subject to the same terms and conditions as apply to the John Wayne Cancer Institute ("JWCI") under
Section 2 (first and second paragraphs, except the right to purchase vaccine for non-FDA approved indications) of the Cross-License Agreement between CancerVax and JWCI dated as of July 24, 1998 (the "CROSS-LICENSE AGREEMENT"). For purposes of this Section 6, Morton shall be deemed to have only one principal affiliation with a nonprofit U.S. research or educational institution at a given time. If, as a result of any use by Morton of the Assigned Assets that are then protectable intellectual property, Morton conceives, makes or reduces to practice any invention, or generates or creates any clinical data or other information, that relates to immunotherapy or immunoregulation through the use of vaccines, antibodies, peptides, nucleotides or any other biological materials to treat or prevent cancer ("Intellectual Property"), Morton shall, and the Employing Institution shall agree that Morton shall, promptly disclose to CancerVax in writing the Intellectual Property as it arises in the future. If Morton desires to use the license granted by the first sentence of this Section 6 at an Employing Institution, Morton shall, at the time he affiliates with an Employing Institution (after his current, principal affiliation with JWCI), use reasonable, good faith efforts to have an exclusive license to the future Intellectual Property granted to CancerVax by the Employing Institution (and Morton, if he has retained any rights to the Intellectual Property) upon substantially the same terms as set forth in Sections 1, 3, 4.4 (i.e., a single royalty to be shared, as appropriate, between Morton and Morton's Employing Institution), 7, 8, 9, 10 and 11 of the Cross-License Agreement. If, as a result of such efforts by Morton, CancerVax and the Employing Institution (including Morton, if appropriate) have not entered into an agreement granting CancerVax a license to the future Intellectual Property and if Morton desires to use the license granted by the first sentence of this Section 6 at an Employing Institution, Morton shall cause the Employing Institution to grant, and the Employing Institution shall agree to grant, to CancerVax upon reasonable terms and conditions a right of first refusal to the future Intellectual Property.

         7.       DIAGNOSTIC LICENSES.

                  7.1 Amendment to CDL Agreement. Concurrently herewith, CancerVax shall, and Morton shall cause CDL to, enter into an amendment to the Agreement dated as of July 31, 2000, between CancerVax and CDL, to include the Diagnostic Divisionals in the definition of "CDL's Patent Rights" in such Agreement.

                  7.2 Fetal Antigen License Agreement. Concurrently herewith, Morton and CancerVax shall enter into the Fetal Antigen License Agreement attached hereto as Exhibit B, pursuant to which CancerVax shall be granted a nonexclusive license to use the patent and related rights under the fetal antigen patent application (USSN 08/483,128), on a royalty-free, paid up basis to the extent necessary or appropriate for the use, development, testing, manufacture, production, preparation or commercialization (including, but not limited to, the sale and offer for sale) of any of the Assigned Assets, including, without limitation, the Vaccine and the Three Cell Lines.

         8. NON-RECOGNITION INTENT. The parties acknowledge and agree that they intend to treat (a) the conversion of 3,673,469 vested shares of Morton's Junior Preferred Stock into an equivalent number of shares of Series A Preferred Stock as a tax-free recapitalization pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "CODE"), to the extent that such shares of Series A Preferred Stock equal the value of the Junior Preferred Stock being exchanged and (b) the transfer of the Assigned Assets to CancerVax by Morton (other than the Three Cell Lines) to the extent that the value of the Series A Preferred Stock received by Morton exceeds the value of his surrendered Junior Preferred Stock, together with the transfer of cash by the Investors to CancerVax in exchange for Series A Preferred Stock pursuant to the Purchase Agreement, as part of a tax-free exchange pursuant to Section 351 of the Code (the "351 Exchange"). The parties acknowledge and agree that, absent a final determination of the Internal Revenue Service as defined in Section 1313 of the Code to the contrary, or the receipt by the parties of a legal opinion that any position described in this Section 8 is without substantial authority: (i) the parties will treat the 351 Exchange as such for all tax purposes (and will not take a position contrary to such treatment on any tax return), and (ii) the parties will comply with the reporting requirements set forth in Treasury Regulations Section 1.351-3(a) with respect to the 351 Exchange. The parties acknowledge and agree that the Unvested Option Price (as defined in the Stockholders Agreement of even date herewith among CancerVax, Morton and the other parties identified therein) is significantly below the current fair market value for vested shares of CancerVax's Junior Preferred Stock and is not intended to be indicative of the fair market value or cost of such vested Junior Preferred Stock for any purpose, including, without limitation, the valuation of the vested shares of Junior Preferred Stock which, together with the Assigned Assets (other than the Three Cell Lines), is being exchanged by Morton hereunder for Series A Preferred Stock of equal value. The parties acknowledge that, together, Morton and the Investors are part of a single control group of transferors that will control CancerVax immediately after the closing of the transactions contemplated by the Purchase Agreement for purposes of IRC Section 351 and the regulations thereunder. Neither CancerVax nor Morton shall take any tax return position that is contrary to the foregoing. Further, Morton agrees that as an IRC Section 351 transferor of property in exchange for Series A Preferred Stock, Morton will comply with the income tax return reporting requirements set forth under IRC Regulation Section 1-351-3(a) with respect to such transfers. Morton acknowledges and agrees that neither CancerVax, the Investors nor their respective counsel have acted in any way as a tax advisor or provided tax advice to Morton and that Morton is solely responsible for, and CancerVax, the Investors and their respective counsel will have no obligation with respect to, any tax consequences or obligations to Morton and any of his affiliates with respect to the foregoing and the transactions and tax positions described therein. The Investors are express third party beneficiaries of the provisions of this Section 8.

         9. SECURITIES COMPLIANCE. To the extent that the value of the Morton A Shares is equal to the value of the Junior Preferred Shares being exchanged by Morton pursuant to Section 3.2, the parties intend for such exchange to be exempt from the federal registration requirements under Section 3(a)(9) of the Securities Act of 1933, as amended, and the California qualification requirements under California Corporations Code Section 25102.1(c). To the extent that the value of the Morton A Shares exceeds the value of the Junior Preferred Shares being exchanged by Morton pursuant to
Section 3.2, the Morton A Shares representing such excess value shall be deemed to be newly issued (as opposed to exchanged) shares. Morton shall, concurrently herewith, execute and deliver the Investment Representation Letter attached as Exhibit C.

         10. DELIVERY. Morton shall deliver to CancerVax, at a designated location and time, the possession and control of those Embodiments of the Assigned Assets in Morton's possession and control as are reasonably requested in writing from time to time by CancerVax.

         11. UNCOMMERCIALIZED TECHNOLOGY. At any time more than two (2) years after the date of this Agreement, Morton may request in writing that CancerVax evaluate whether it intends to pursue, license, or commercialize in any field a particular technology that was transferred to CancerVax at or prior to the date hereof by Morton or any entity controlled by Morton. After such request, CancerVax may have one (1) year to make the evaluation. By the end of the one (1) year period, if CancerVax's Board of Directors (with Morton abstaining from any such vote) determines, in its good faith discretion, that CancerVax will not pursue, license, or commercialize in any field within the next two (2) years such particular technology identified by Morton in his request, CancerVax will advise Morton of such determination in a writing that specifically refers to this Section 11 and will, provided the CancerVax Board of Directors (with the advice of counsel) reasonably believes that a decision to proceed would not involve any breach of the Directors' fiduciary duties to CancerVax at such time, negotiate in good faith with Morton to reach a mutually acceptable, commercially reasonable agreement for Morton to license such technology from CancerVax at a value not to exceed the amount spent by

CancerVax on the development of such technology, which agreement may be assigned to an entity controlled by Morton.

         12.      REPRESENTATIONS AND WARRANTIES.

                  12.1 By Morton. Morton represents and warrants to CancerVax that (i) he has the full right and authority to enter into this Agreement and to assign his entire interest in the Assigned Assets, (ii) except for the License Agreement which is being terminated hereby, and except as described on Schedule 12.1 attached hereto, Morton has not previously granted or assigned any rights with respect to the Assigned Assets in whole or in part,
(iii) to Morton's knowledge, there are no undisclosed claims of third parties pending against him that would call into question his right to transfer his interest in the Assigned Assets, (iv) except for the rights of the University of California, the federal government and JWCI described on Schedule 12.1, as to which there has been no dispute, none of the Assigned Assets are subject to any dispute or claim of any third party (including, without limitation, any claim of ownership or inventorship or any claim of any prior employer, employee, consultant or third party client of Morton or any school, university or other institution which Morton attended or with which Morton was affiliated or employed), or any other rights that might interfere with CancerVax's use, or exercise of ownership of, any Assigned Assets, (v) to Morton's knowledge, there are no intellectual property rights, patents or pending patent applications of other parties that claim or otherwise can claim the composition or use of the Vaccine or that would be infringed by the making, use, sale, offer to sell or importing of the Vaccine, (vi) except as set forth on Schedule 12.1, there have been no other transfers, assignments, licenses or other rights granted to or by Morton with respect to the Assigned Assets, and (vii) all obligations to be performed by Morton with respect to the Assigned Assets under the agreements set forth on Schedule 12.1 have been paid or performed by Morton.

                  12.2 By CancerVax. CancerVax hereby represents and warrants to Morton that (i) it has the full right and authority to enter into this Agreement and (ii) to its knowledge, there are no undisclosed claims of any third parties pending against CancerVax that would call into question its right to enter into and perform its obligations under this Agreement.

                  12.3     Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS
SECTION 12, NEITHER PARTY HERETO MAKES ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF, INCLUDING WITHOUT LIMITATION, THE ASSIGNED ASSETS, AND MORTON SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND DISCLAIMS ALL WARRANTIES AND CONDITIONS OF THE VALIDITY OF THE PATENT RIGHTS OR NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

         13. FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement. Morton further agrees, promptly upon request of CancerVax, or any of its successors or assigns, to execute and deliver, without further compensation of any kind, any power of attorney, assignment, application for copyright, patent or other intellectual property right protection, or any other papers which may be necessary or desirable to fully secure or evidence in CancerVax, its successors and assigns, all right, title and interest in and to each of the Assigned Assets, and to cooperate and assist in the prosecution of any opposition proceedings involving said rights and any adjudication of the same. Morton shall assist as reasonably requested by CancerVax in connection with the prosecution, maintenance and defense of any of the Assigned Assets and cooperate with CancerVax in connection with any dispute (whether or not litigated) with respect to any alleged infringement or misappropriation of the Assigned Assets by any third party. Further, Morton agrees never to assert any claims, rights or moral rights in or to any of the Assigned Assets.

         14. USE OF NAMES. Except as required by law or in the normal course of business identification and description, no party shall issue any press release or other public statements in connection with this Agreement intended for use in the public media in a manner suggesting any endorsement by the other parties, without the prior written approval of such other parties, which approval shall not be unreasonably withheld or delayed.

         15.      CONFIDENTIALITY.

                  15.1 Confidential Information. Except as expressly provided herein, each party shall maintain in confidence, and shall not use for any purpose or disclose to any third party, information that does not constitute the Assigned Assets and that is disclosed under this Agreement by the other party in writing and marked "CONFIDENTIAL" or orally and confirmed in writing as confidential within a reasonable time following such disclosure (collectively, "CONFIDENTIAL INFORMATION"). Notwithstanding the foregoing, Confidential Information shall not include any information that, in each case as demonstrated by contemporaneous written documentation: (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure hereunder; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;
(iii) became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of the receiving party; (iv) was subsequently lawfully disclosed to the receiving party by a person, other than a party hereto, without an obligation of confidentiality; or (v) was independently developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

                  15.2     Permitted Usage. Notwithstanding the provisions of
Section 15.1 above, each party may use or disclose another party's Confidential Information to the extent such use and disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other governmental authorities conducting clinical trials or exercising its rights hereunder; provided that if a party is legally required to make any public disclosures of another party's Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the other party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise); provided, further, that CancerVax may disclose Confidential Information pertaining to the Assigned Assets to the extent required in connection with the development and commercialization of Assigned Assets.

                  15.3 Assigned Assets. Morton shall maintain in confidence, and shall not disclose to any third party, any form of the Assigned Assets, except information pertaining to the Assigned Assets that (i) is currently in the public domain, (ii) comes into the public domain through no fault of Morton or any of his affiliated entities or (iii) to the extent necessary, is disclosed in connection with exercising his rights under Section 6. Morton shall not use for any purpose the Assigned Assets except as permitted by Section 6 or in connection with his activities contemplated and permitted under other agreements to which CancerVax is a party.

         16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

         17. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

         18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersedes all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

         19. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. CancerVax may assign any of its rights and obligations under this Agreement. No other party to this Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of CancerVax.

         20. NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

                  All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement, or at such other address as such other party may designate by one of the indicated means of notice herein to the other parties hereto.

         21. TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this

Agreement. Unless otherwise specifically stated, all references herein to "SECTIONS" and "EXHIBITS" will mean "SECTIONS" and "EXHIBITS" to this Agreement.

         22. SEVERABILITY. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

         23. AMENDMENT AND WAIVERS. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon the parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

         24. FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first above written.

                                    CancerVax Corporation,
                                    a Delaware corporation

                                    By: /s/ David F. Hale
                                        ----------------------------------------
                                             Name:  David F. Hale
                                             Title: Chief Executive Officer

                                    Address: 5620 Paseo Del Norte #127-541
                                             Carlsbad, CA 92008

                                    Fax No.: (858) 756-3567

                                       /s/ Donald L. Morton
                                       -----------------------------------------
                                    Donald L. Morton, M.D.

                                    Address  1374 Bella Oceana Vista
                                             Pacific Palisades, CA 90630

                                    Fax No.: (310) 230-2645

             [SIGNATURE PAGE CONTRIBUTION OF TECHNOLOGY AND EXCHANGE
                                   AGREEMENT]

                                    EXHIBIT A

                                  PATENT RIGHTS

1.       ASSIGNED PATENT RIGHTS

TUMOR ASSOCIATED ANTIGEN                               FETAL ANTIGEN
------------------------                               -------------
U.S. Patent 5,882,654                                  USSN 09/519,920
U.S. Patent 5,840,317
U.S. Patent 5,993,828
USSN 09/369,668
European Patent 0498851

         Austrian Patent E132629
         Belgian Patent 0498851
         Swiss Patent 0498851
         German Patent 69024659.5
         Denmark Patent 0498851
         Spanish Patent 2084715
         French Patent 2084715
         UK Patent 2084715
         Italian Patent 2084715
         Luxembourg Patent 2084715
         Netherland Patent 2084715
         Swedish Patent 2084715

Australian Patent 661816
Japanese Published Patent Application No. 90/500470
Canadian Patent Application 2,072,620

                                    EXHIBIT B

                         FETAL ANTIGEN LICENSE AGREEMENT

                                    EXHIBIT C

                        INVESTMENT REPRESENTATION LETTER